First Choice Bancorp Mourns the Passing of Board of Director Member, Uka Solanki

CERRITOS, CALIFORNIA, September 10, 2018 (Nasdaq Capital Markets: FCBP) - First Choice Bancorp, the holding company for First Choice Bank (the “Bank”), announced today the passing of Uka Solanki, Director for First Choice Bancorp and Bank.

Mr. Solanki’s leadership and philanthropy had a remarkable impact in local communities and abroad, effecting positive change through his charitable foundation and individual community service. Peter Hui, Founding Chairman of First Choice Bank, said, “I have lost a close friend and valuable business associate, Uka Solanki. Uka joined the First Choice family in 2012, initially becoming a member of the Board of Directors of First Choice Bank, and then in 2017 joining the Board of First Choice Bancorp. He was dedicated to First Choice and its commitment to helping local businesses and communities and was very proud to join the First Choice Board at Nasdaq in Times Square to ring the Closing Bell on August 17, 2018. He will be sorely missed by all of us here.”

About First Choice Bancorp

First Choice Bancorp is the registered bank holding company for First Choice Bank. First Choice Bank, headquartered in Cerritos, California is a community-focused financial institution, serving diverse consumers and commercial clients and specializing in loans to small businesses, private banking clients, commercial and industrial (C&I) loans, and commercial real estate loans with a niche in providing finance for the hospitality industry. First Choice Bank is a Preferred Small Business Administration (SBA) Lender. Founded in 2005, First Choice Bank has quickly become a leading provider of financial services that enable our customers to grow, maintain strength, and achieve their business objectives. We strive to surpass our clients’ expectations through our efficiency and professionalism and are committed to being “First in Speed, Service, and Solutions.” First Choice Bancorp stock is traded on the Nasdaq Capital Market under the ticker symbol “FCBP”.

First Choice Bank’s website is www.FirstChoiceBankCA.com.

FORWARD-LOOKING STATEMENTS

Except for the historical information in this news release, the matters described herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include: the credit risks of lending activities, including changes in the level and trend of loan delinquencies and charge-offs, results of examinations by our banking regulators, our ability to maintain adequate levels of capital and liquidity, our ability to manage loan delinquency rates, our ability to price deposits to retain existing customers and achieve low-cost deposit growth, manage expenses and lower the efficiency ratio, expand or maintain the net interest margin, mitigate interest rate risk for changes in the interest rate environment, competitive pressures in the banking industry, access to available sources of credit to manage liquidity, the local and national economic environment, changes in interest rates, legislative/regulatory changes, monetary and fiscal policies of the United Sates government including policies of the United States Treasury and the Board of Governors of the Federal Reserve Bank, the quality and composition of the loan and securities portfolios, demand for loan products, deposit flows, demand for financial services in our market area, implementation of new technologies, our ability to develop and maintain secure and reliable electronic systems, changes in accounting principles, policies and guidelines, and other risks and uncertainties. Accordingly, undue reliance should not be placed on forward-looking statements. These forward-looking statements speak only as of the date of this release. First Choice Bank and First Choice Bancorp undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

CONTACT

First Choice
Robert M. Franko, 562.345.9241
President & Chief Executive Officer